                              EMPLOYMENT AGREEMENT


                  AGREEMENT by and between Washington Mutual, Inc., a Washington corporation (the "Company") and Barry C. Burkholder (the "Executive") dated as of the 18th day of August, 2000.

                  The Company has determined that it is in the best interests of the Company and its respective shareholders to assure that Bank United Corp., a Delaware corporation ("Bank United") will have the continued dedication of the Executive pending the merger of the Company and Bank United (the "Merger") pursuant to the Agreement and Plan of Merger dated as of August 18, 2000 (the "Merger Agreement") and to provide the surviving corporation with the Executive's services during the transition after the Merger. Therefore, in order to accomplish these objectives, the Company has caused the Company to enter into this Agreement.

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. EFFECTIVE DATE. If the "Effective Time of the Merger" as defined in the Merger Agreement occurs, then the "Effective Date" shall mean the "Effective Time of the Merger."

                  2. EMPLOYMENT PERIOD. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to continue in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the six month anniversary thereof (the "Employment Period").

                  3.       TERMS OF EMPLOYMENT.

                  (a)       POSITION AND DUTIES.

                           (i)      During the Employment Period, the Executive
shall provide transition services in connection with the Merger and shall serve the Company in a senior executive capacity, with the duties and responsibilities as may be assigned to him from time to time by the Chief Executive Officer of the Company. During the Employment Period, the Executive's services shall be performed in Houston, Texas.

                           (ii)     During the Employment Period, and excluding
any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities.

                  (b)      COMPENSATION.

                           (i)      INITIAL PAYMENT. On the Effective Date, the
Company shall make a lump sum cash payment to the Executive equal to the payments to which the Executive would have been entitled to receive pursuant to Section 6(a) of the Employment Agreement between Bank United and the Executive dated as of August 1, 1996 (the "Prior Agreement") had he been terminated by the Company other than for "Cause" (as defined in the Prior Agreement) immediately after the Effective Date, including, without limitation, the amount provided in the Prior Agreement for outplacement services, with such payments to be calculated without regard to
Section 9 of the Prior Agreement. In addition, the Executive's rights under
Section 6(a)(ii) of the Prior Agreement shall vest and become exercisable immediately upon the Effective Date. Commencing upon the expiration of the Employment Period, or if earlier the termination of the Executive's employment for any reason, the Company shall provide or cause to be provided the welfare benefits provided under Section 6(a)(iii) and Section 4(b)(iv) of the Prior Agreement for the period of time set forth in Section 6(a)(iii) of the Prior Agreement reduced by the time elapsed between the Effective Date and the date of termination of employment (the "Welfare Benefits").

                           (ii)     BASE SALARY. During the Employment Period,
the Executive shall receive a base salary ("Base Salary") of $675,000, payable in equal installments in accordance with the Company's normal payroll practices, but in no event less than monthly.

                           (iii)    EMPLOYEE BENEFITS. During the Employment
Period, except as otherwise expressly provided herein, the Executive shall be entitled to participate in all employee benefit, retirement, welfare and other plans, practices, policies and programs generally applicable to Senior Vice Presidents of the Company on a basis no less favorable than that provided to such Senior Vice Presidents. During the Employment Period, the Executive shall be entitled to an office and secretarial and administrative assistance, in each case on the same basis as provided to him immediately prior to the Effective Date.

                           (iv)     FRINGE BENEFITS. During the Employment
Period, the Executive shall be entitled to receive fringe benefits, including an automobile allowance and financial planning, on the same basis and the same terms and conditions as such benefits are provided to other Senior Vice Presidents of the Company.

                           (v)      ADDITIONAL RETIREMENT BENEFITS. Commencing
upon the expiration of the Employment Period or, if earlier, upon the Executive's termination of employment for any reason, the Executive shall be paid an annual retirement benefit of $250,000 for his life (the "Additional Retirement Benefit"). Upon the Executive's death, his current spouse, should she survive the Executive, shall be paid an annual benefit of 50% of the Retirement Benefit for her life. The Additional Retirement Benefit shall be in addition to any retirement benefits payable to the Executive under any retirement plan or program of or agreement with Bank United or the Company. The Company may fulfill its obligation to provide the Additional Retirement Benefit by purchasing for the Executive from an insurance company rated at least "A" by A.M. Best & Co. an annuity providing equivalent benefits.

                  4.       TERMINATION OF EMPLOYMENT.

                  (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period

(pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 90 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

                  (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                           (i)      the continued failure of the Executive to
perform the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for performance is delivered to the Executive by the Chief Executive Officer of the Company which specifically identifies the manner in which the Chief Executive Officer believes that the Executive has not performed the Executive's duties hereunder, or

                           (ii)     the willful engaging by the Executive in
illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or

                           (iii)    conviction of a felony or guilty or nolo
contendere plea by the Executive with respect thereto.

                  (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean a breach by the Company of a material provision of this Agreement after the Executive has given the Company notice of the breach and a reasonable opportunity to cure

                  (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon and (ii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice).

                  (e) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                  5.       OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  (a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

                           (i)      the Company shall pay to the Executive in a
lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                           A. the sum of (1) the Executive's Base Salary through the Date of Termination to the extent not theretofore paid and (2) any compensation previously deferred by the Executive (and any accrued interest or earnings thereon) and any accrued vacation pay through the Date of Termination, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"); and

                           B. the amount equal to the product of (1) the number of months and portions thereof from the Date of Termination until the end of the Employment Period, divided by six and (2) the Executive's Base Salary; and

                           (i) the Additional Retirement Benefit shall commence; and

                           (ii)     the Welfare Benefits shall commence.

                  (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the commencement of the Additional Retirement Benefit to the Executive's current spouse. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

                  (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this
Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect on the Disability Effective Date generally with respect to Senior Vice Presidents of the Company and the commencement of the Welfare Benefits and the Additional Retirement Benefit.

                  (d) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the

Executive other than the obligation to pay or provide to the Executive (i) the Accrued Obligations, (ii) the commencement of the Welfare Benefits and the Retirement Benefit and (iii) Other Benefits, in each case to the extent theretofore unpaid.

                  6. NON-EXCLUSIVITY OF RIGHTS. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement.

                  7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided, however, that the Executive shall pay his own legal fees in the event that he fails to prevail on at least one material claim against the Company. In no event shall the Executive be responsible for the legal fees and expenses of the Company. Interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").


                  8.       CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment (other than a payment of Base Salary, except a payment of Base Salary pursuant to
Section 5 hereof) or distribution by the Company or its affiliated companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise but determined without regard to any additional payments required under this Section
8) (the "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8 of the amount of any Gross-Up Payment and the assumptions to be utilized in arriving at such amount, shall be made by KPMG LLP or such other certified public accounting firm as may be designated by the Executive and reasonably approved by the Company (the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment (other than a payment of Base Salary, except a payment of Base Salary that is made pursuant to Section 5 hereof) or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change of control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (the "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. In the event the Company has paid the Executive Gross-Up Payments that exceed the amount of the Excise Tax (the "Overpayment"), the Executive shall promptly repay the amount of the Overpayment to the Company.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that, to the extent possible without limiting the Company's ability to contest the amount or the requirement of payment of the Excise Tax, any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  9. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all non-public information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it, or use of any such information, knowledge or data other than for the benefit of the Company.

                  10.      SUCCESSORS.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                  11. RESOLUTION OF DISPUTES. Any dispute arising out of or relating to this Agreement or the Executive's employment (or termination of employment) shall be submitted to and resolved by final and binding arbitration as provided in the Binding Arbitration Agreement attached as Exhibit A, whether the claimant is the Executive or the Company.

                  12.      MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  IF TO THE EXECUTIVE:      At the last address on file
                                            with the Company.



                  IF TO THE COMPANY:        1201 Third Ave. WMT 1501
                                            Seattle, WA 98101


                  Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (d) From and after the Effective Date this Agreement shall supersede any other employment, severance or change of control agreement between the parties or between the Executive and Bank United, with respect to the subject matter hereof, including, without limitation, the Prior Agreement, except as expressly provided herein.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.





                                         /s/ Barry C. Burkholder
                                   -------------------------------------
                                           BARRY C. BURKHOLDER



                                   WASHINGTON MUTUAL, INC.


                                   By /s/ James B. Fitzgerald
                                     -----------------------------------
                                     Name:   James B. Fitzgerald
                                     Title:  Senior Vice President

                                    EXHIBIT A
                          BINDING ARBITRATION AGREEMENT


                  This Binding Arbitration Agreement is a part of, and incorporated into, that certain Employment Agreement between the parties dated effective as of the 18th day of August 2000. I, the Executive who is a party to the Employment Agreement to which this Exhibit is attached, as well as the Company, agree as follows:

                  1. Any and all disputes which involve or relate in any way to my employment (or termination of employment) with the Company shall be submitted to and resolved by final and binding arbitration.

                  2. The Company and I understand that by entering into this Binding Arbitration Agreement, we are each waiving any right we may have to file a lawsuit or other civil action or proceeding relating to my employment with the Company, and are waiving any right we may have to resolve employment disputes through trial by jury. We agree that arbitration shall be in lieu of any and all lawsuits or other civil legal proceedings relating to my employment.

                  3. This Binding Arbitration Agreement is intended to cover all civil claims which involve or relate in any way to my employment (or termination of employment) with the Company, including, but not limited to, claims of employment discrimination or harassment on the basis of race, sex, age, religion, color, national origin, sexual orientation, disability and veteran status (including claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act ("ERISA"), the Fair Labor Standards Act, the Immigration Reform and Control Act and any other local, state or federal law concerning employment or employment discrimination), claims based on violation of public policy or statute, and claims against individuals or entities employed by, acting on behalf of, or affiliated with the Company. However, ERISA plan benefit issues and claims for workers compensation or for unemployment compensation benefits are not covered by this Binding Arbitration Agreement. The statutes of limitations otherwise applicable under law shall apply to all claims made in the arbitration.

                  4. I understand and agree that despite anything in this Binding Arbitration Agreement to the contrary, I am not waiving the right to file or institute a complaint or charge with any government agency authorized to investigate or resolve employment-related matters, including but not limited to the United States Equal Employment Opportunity Commission, the Department of Labor, the Occupational Safety and Health Commission, the National Labor Relations Board, the Immigration and Naturalization Service, and any other comparable local, state or federal agency. I also understand and agree that despite anything in this Binding Arbitration Agreement to the contrary, either party may request a court to issue such temporary or interim relief (including temporary restraining orders and preliminary injunctions) as may be appropriate, either before or after arbitration is commenced. The temporary or interim relief may remain in effect pending the outcome of arbitration. No such request shall be a waiver of the right to submit any dispute to arbitration.

                  5. This Binding Arbitration Agreement does not constitute an employment contract, require discharge only for cause, or require any particular corrective action or discharge procedures.

                  6. Arbitration under this Binding Arbitration Agreement shall be conducted before a single arbitrator and shall take place within the state where I am currently employed by the Company, or where I was so employed at the time of termination.

                  7. In order to initiate arbitration, the Company or I must so notify the other party in writing of their decision to initiate arbitration, either by personal delivery or certified mail. The notification should include the following information about the employee: name, home address, work address, work and home phone number, and the following information about the occurrence: date, location, nature of the claims or dispute, facts upon which the claims are made, and remedy requested. Any notice of arbitration initiated by the Company shall be sent to my last known residence address as reflected in my personnel file at the Company. Notice of arbitration initiated by me shall be sent to the Company's General Counsel. The General Counsel's address is currently 1201 Third Avenue, WMT 1500, Seattle, Washington 98101.

                  8. Within thirty (30) days after receipt of notice of arbitration, the Company and I will attempt to agree upon a mutually acceptable arbitrator. If the Company and I are unable to agree upon an arbitrator, we will submit the dispute to the American Arbitration Association ("AAA"). If AAA is, for some reason, unable or unwilling to accept the matter, we will submit the matter to a comparable arbitration service. The arbitration shall be conducted in accordance with the laws of the state in which the arbitration is conducted and the rules and requirements of the arbitration service being utilized, to the extent that such rules and requirements do not conflict with the terms of this Binding Arbitration Agreement.

                  9. At the request of either the Company or myself, the arbitrator will schedule a pre-hearing conference to, among other things, agree on procedural matters, obtain stipulations, and attempt to narrow the issues.

                  10. During the arbitration process, the Company and I may each make a written demand on the other for a list of witnesses, including experts, to be called and/or copies of documents to be introduced at the hearing. The demand must be served at least thirty (30) days prior to the hearing. The list and copies of documents must be delivered within twenty-five
(25) days of service of the demand.

                  11. Either party shall be entitled to conduct a limited amount of discovery prior to the arbitration hearing. Either party may take a maximum of two (2) depositions. Either party may apply to the arbitrator for further discovery. Such further discovery may, in the discretion of the arbitrator, be awarded upon a showing of sufficient cause. If any documents to be produced or requested for production contain or refer to matters which are private, proprietary and/or confidential, the arbitrator shall make an appropriate protective order prohibiting or limiting use and disclosure of such documents and providing for return of documents produced after the arbitration is concluded. I also understand that all parties shall have the right to present evidence at the arbitration, through testimony and documents, and to cross-examine witnesses called by another party.

                  12. Either party may file a brief with the arbitrator. Each brief must be served on the arbitrator and the other party at least five
(5) working days prior to the hearing, and if not timely served must be disregarded by the arbitrator. The brief shall specify the facts the party intends to prove, analyze the applicable law or policy, and specify the remedy sought. At the close of the hearing, each party shall be given leave to file a post-hearing brief. The time for filing the post-hearing brief shall be set by the arbitrator.

                  13. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of the Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided, however, that the Executive shall pay his own legal fees in the event that he fails to prevail on at least one material claim against the Company. In no event shall the Executive be responsible for the legal fees and expenses of the Company. Interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

                  14. At the conclusion of the arbitration, each party agrees to promptly pay any arbitration award against it.

                  15. We agree that the decision of the arbitrator shall be final and binding on all parties and shall be the exclusive remedy of the parties. The arbitrator shall issue a written and signed statement of the basis of his or her decision, including findings of fact and conclusions of law. In making the decision and award, if any, the arbitrator shall apply applicable substantive law. The arbitrator may only award any remedy that would have been available in court. The decision and award, if any, shall be consistent with the terms of this Binding Arbitration Agreement and shall include an allocation of the costs of the arbitration proceeding between the parties.

                  16. This Binding Arbitration Agreement may be enforced by a court of competent jurisdiction through the filing of a petition to compel arbitration, or otherwise. The decision and award of the arbitrator may also be judicially enforced pursuant to applicable law.

                  17. Because of the interstate nature of the Company's business, this Binding Arbitration Agreement is governed by the Federal Arbitration Act, 9 U.S.C. 1 et seq. (the "FAA"). The provisions of the FAA (and to the extent not preempted by the FAA, the provisions of the law of the state of my principal place of employment with the Company that generally apply to commercial arbitration agreements, such as provisions granting status of court actions pending arbitration) are incorporated into this Binding Arbitration Agreement to the extent not inconsistent with the other terms of this Binding Arbitration Agreement.

                  18. We agree that if any provision of this Binding Arbitration Agreement is found to be unenforceable to any extent or in violation of any statute, rule, regulation or common law, it will not affect the enforceability of the remaining provisions and the court shall enforce the affected provision and all remaining provisions to the fullest extent permitted by law.


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

                  19. This Binding Arbitration Agreement shall remain in full force and effect at all times during and subsequent to my employment with the Company, or any successor in interest to the Company.


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